EMPLOYMENT AGREEMENT

     Agreement made as of February 3,1999 Girne Acquisition Corporation, a Deleware corporation (the "Company") and Mike M. Mustafoglu("EMPLOYEE").

RECITALS

     A.     EMPLOYEE currently serves as President of the company.

     B. EMPLOYEE possesses intimate and valuable knowledge of the business and affairs of the Company and its policies, procedures, methods and personnel.

     C. The Company desires to assure EMPLOYEE's continued services to the Company.

     D. EMPLOYEE is willing to commit himself to serve the Company and its affiliates on the terms provided herein.

TERMS AND CONDITIONS

          In consideration of the preceding premises of the respective covenants and agreements of the parties contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

          1. EMPLOYMENT. The company agrees to employ EMPLOYEE, and EMPLOYEE agrees to be employed by the Company, for the period beginning as of the date of this Agreement, and ending upon termination pursuant to paragraph 1
(c) hereof (the "employment period").

          (a) SERVICES. During the employment period, EMPLOYEE will serve as the President of the Company and will have general supervision over, and responsibility for the executive management of the Company, and shall perform such duties relative thereto and discharge such other responsibilities as the Company of the Board of Directors shall assign to him, from time to time. EMPLOYEE shall report directly to, be accountable to, and be subject to the authority of, the Board. EMPLOYEE will devote his best efforts and his business time and attention (except for vacation periods and reasonable periods of illness or other incapacity),as needed in the sole discretion of the Employee, to the business of the Company and its affiliates, which time and attention shall not exceed ten (10) hours per week. The Board of Directors of the Company reserves to itself the right from time to time to designate the officers of the Company and to assign the duties and responsibilities of the Employees and officers of the Company, including without limitation, the office, if any, held by EMPLOYEE. In this regard, the Board of Directors may from time to time assign additional duties to EMPLOYEE, and may from time to time assign to other Employees or officers of the Company duties to be discharged by EMPLOYEE. For purposes of this Agreement, the term "affiliates" means any corporation, partnership, joint venture, trust or unincorporated association controlled by or under common control with the Company.

          (b) SALARY, BONUS, AND BENEFITS. The Company will issue to Employee 750,000 shares of its Common Stock under Rule 701 of the Securities and Exchange Commission ("SEC") for: (1) services Employee has rendered in forming the Company and preparing its filings with the SEC and (2) for compensation during the employment period to administer the Company. Following the end of each fiscal year, the Board, in its sole discretion, may award a bonus to EMPLOYEE, as determined by the Board if in its judgement EMPLOYEE has met the goals and objectives approved by the Board for such year. At the end of each fiscal year of the Company, the Board shall review EMPLOYEE' compensation and make such adjustments as it deems appropriate, taking into account EMPLOYEE' performance and the performance of the Company.

          (c) TERMINATION. The employment period will continue until the first to occur of (i) the consummation of a business combination between the Company and a target company, (ii) EMPLOYEE' resignation, death or Disability (as defined below), (iii) a determination by the Board in its good faith judgement that termination of EMPLOYEE' employment is in the best interests of the Company under circumstances which would not constitute termination for Cause (in which EMPLOYEE will be entitled to severance pay as described at paragraph 1 (d) below and such severance benefits shall be EMPLOYEE' only remedy with respect to such termination), or (iv) the date on which EMPLOYEE is terminated by the Board for Cause (as defined below). For purposes of this Agreement, the term "Cause" means (i) the commission of an act by EMPLOYEE involving fraud, embezzlement or a felony, (ii) the commission of any act by EMPLOYEE constituting financial dishonesty against the Company or any of its affiliates, (iii) the commission by EMPLOYEE of any other criminal act involving moral turpitude which (a) brings the Company or any of its affiliates into public disrepute or disgrace or (b) causes, or in the good faith determination of the Board of Directors of the Company, could cause material harm to the customer relations, operations or business prospects of the Company of any of its affiliates, (iv) the violation by EMPLOYEE of any material provision of this Agreement, (v) the commission by EMPLOYEE of any other act which is contrary to the Company's interests for his personal benefit (and the fail to remedy such act within 15 days following notification by the Company to EMPLOYEE of the occurrence of such an act), (vi) willful disobedience to the lawful directives of the Company and/or the Board of Directors of the Company, or (vii) failure to adequately perform, in the good faith judgement of the Board of Directors, the services, duties and responsibilities assigned to EMPLOYEE by the Company and/or the Board of Directors of the Company, whether or not such failure is intentional. "Disability" shall mean the inability of EMPLOYEE to perform his normal duties and functions under this Agreement for a continuous period of at least three months or a recurring illness that is likely to prevent
     EMPLOYEE from performing his normal duties and functions under this Agreement for more than four months during any 12-month period as determined in the good faith opinion by a physician selected by the Board.

          (d) SEVERANCE PAY. In the event that EMPLOYEE' employment is terminated without cause pursuant to paragraph 1 (c) (iii) above, the Company will may EMPLOYEE all amounts due to EMPLOYEE as salary pursuant to paragraph 1 (b), and maintain for EMPLOYEE the health and disability insurance pursuant to paragraph 1 (b) (i), through the first to occur of (i) the second anniversary of the employment termination date or (ii) the third anniversary of the date of this Agreement (such salary to be paid in monthly installments through such third anniversary date) provided that EMPLOYEE should at all time honor and comply with the provisions of paragraphs 2,3 and 5 of this Agreement.

     2. CONFIDENTIAL INFORMATION. Employee acknowledges that the information, observations, date, customer and supplier lists, processes, formulas, product compositions, manufacturing techniques, standards, protocols, drawings, rresearch and related data, specifications, know-how and trade secrets (collectivrly "Confidential Information") obtained by the business or affairs of the Company and the affiliates are the property of the Company and itd affiliates. Therefore, Employee agrees that he will not disclose to any unauthorized person or entity (other than in the ordinary course of business) or use for his own account or the account of a third party any of such Confidential Information without the prior written consent of the Board, unless and to the extent that the aformentioned matters
(i) become generally known to ans available for use by the public other than as a result of Employee's acts or omissions to act or the wrongful acts or omissions to act of another or (ii) such disclosure is required by court order or force of law. Employee agrees to deliver to the Company at the termination of is employment, or at any other time the Company may request, all memoranda, notes, plans, records, reports and other documents (and copies thereof) containing any Confidential Information or relating to the business of the Company and its affiliates which he may then posses or have under his control.

      3. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not effect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invlid, illegal or unenforceable provision had never bee contained herein.

     4. BLUE LINING. If any court of competent jurisdiction determines that any of the restrictive covenants in this Agreement, or any party thereof, is invalid or uneforceable because of the geographic or temporal scope of such provision, it is the intention and agreement of the parties that such court shall have the power to reduce the geographic or temporal scope of such provision, as the case may be, and, in its reduced form, such provisin shall then be enforceable.

     5. RESTRICTIONS ON RIGHT TO COMPETE. There will be no restrictions on the Employee to engage in any other enterprise or business venture regardless of whether that engagement competes with the Company's business. The Company agrees that during the term of the Employment Period (as defined in paragraph 1 (c )) the Employee can, directly or indirectly, either for himself or for any other person, partnership, corporation, joint venture, business trust, cooperative, limited partnership or any other entity, participate in any enterprise involving the same or similar business or research and development in which the Company is engaged at any time during Employee's employment or upon termination. For purposes of this Agreement, the term "participate" includes any direct or indirect interest in any enterprise, whether as an officer, director, Employee, partner, sole proprietor, agent, representative, independent contractor, consultant, creditor, owner or otherwise. The geographical area covered by this covenant is the world. The Company agrees that this covenant is reasonable with respect to its duration, geographical area and scope.

     6. NOTICES. Any notice provided for in this Agreement must be in writing and will be deemed to have been given (i)when personally delivered,
(ii) one business day after being sent by Federal Express or other similar overnight delivery service or (iii) three business days after being mailed by first class mail, to the recipient at the address below indicated:

                   To the Company:

                   Girne Acquisition Corporation
                   1800 Century Park East, Suite 600
                   Los Angeles, CA 90067


                   To Employee:

                   Mr. Mike M. Mustafoglu
                   1800 Century Park East, Suite 600
                   Los Angeles, CA 90067

or such other address or to the attention of such person as the recipient party shall have specified by prior written notice to the sending party.

     7. COMPLETE AGREEMENT. This Agreement embodies the complete agreement and understanding of the parties with respect to the subject matter of this Agreement and supersedes and preempts any prior negotiations, understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     8. COUNTERPARTS. This Agreement may be executed on separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

     9. SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and enforceable by Employee and the Company and their respective successors and assigns, except that Employee may not asign any of his rights or obligations under paragraphs 1,2,3,4 and 5.

     10. CHOICE OF LAW. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the internal law, and not the law of conflicts, of the State of Deleware.

     11. REMEDIES. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injuctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

     12. AMENDMENTS AND WAIVERS. Any provision of this Agreement may be amended or waived only with the prior written consent of the Company and Employee.

     IN WITNESSWHEREOF, the parties have executed this Agreement on the day and year first above written.


                                 GIRNE ACQUISITION CORPORATION

                                  /s/ Mike M. Mustafoglu
                                      President

                                  EMPLOYEE:

                                  /S/ Mike M. Mustafoglu